Exhibit (a.50)

ISHARES, INC.

ARTICLES OF AMENDMENT

iShares, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to change the name of the following series of common stock of the Corporation as set forth below:

Current Name	New Name
iShares Global High Yield Corporate Bond ETF	iShares US & Intl High Yield Corp Bond ETF
iShares MSCI Austria Capped ETF	iShares MSCI Austria ETF
iShares MSCI Belgium Capped ETF	iShares MSCI Belgium ETF
iShares MSCI Brazil Capped ETF	iShares MSCI Brazil ETF
iShares MSCI Chile Capped ETF	iShares MSCI Chile ETF
iShares MSCI Colombia Capped ETF	iShares MSCI Colombia ETF
iShares MSCI Israel Capped ETF	iShares MSCI Israel ETF
iShares MSCI Italy Capped ETF	iShares MSCI Italy ETF
iShares MSCI Mexico Capped ETF	iShares MSCI Mexico ETF
iShares MSCI Russia Capped ETF	iShares MSCI Russia ETF
iShares MSCI Singapore Capped ETF	iShares MSCI Singapore ETF
iShares MSCI South Korea Capped ETF	iShares MSCI South Korea ETF
iShares MSCI Spain Capped ETF	iShares MSCI Spain ETF
iShares MSCI Sweden Capped ETF	iShares MSCI Sweden ETF
iShares MSCI Switzerland Capped ETF	iShares MSCI Switzerland ETF
iShares MSCI Taiwan Capped ETF	iShares MSCI Taiwan ETF
iShares MSCI Thailand Capped ETF	iShares MSCI Thailand ETF

SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.

THIRD: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Financial Officer and attested to by its Secretary on this 29th day of September, 2017.

ATTEST:	ISHARES, INC.

/s/ Sarah R. Crespi	By:	/s/ Jack Gee	(SEAL)
Sarah R. Crespi		Jack Gee
Assistant Secretary		Chief Financial Officer